Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to reference to our firm and the incorporation by reference in this Registration Statement on Form S-8 of Verses AI Inc. of our report dated July 2, 2024, relating to the consolidated financial statements of Verses AI Inc. and its subsidiaries (the “Company”) for the years ended March 31, 2024 and 2023 which appears in Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement on Form F-10.

/s/ Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

December 13, 2024

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